Exhibit 24.1

STERIS CORPORATION

POWER OF ATTORNEY

FORM 10-K

Each of the undersigned hereby makes, constitutes, and appoints Les C. Vinney, Laurie Brlas, Mark D. McGinley, J. Adam Zangerle, Dennis P. Patton, Roy L. Turnell, and each of them, his or her true and lawful attorney, with full power of substitution, for and in his or her name, place, and stead, to affix, as attorney-in-fact, his or her signature in any and all capacities, to the Annual report on Form 10-K of STERIS Corporation, for its fiscal year ended March 31, 2006, and any and all amendments thereto to be filed with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities and Exchange Act of 1934, as amended, with power to file said Form 10-K and such amendments, and any and all other documents that may be required in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts and things requisite or appropriate in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 12th day of May 2006.

/s/ CYNTHIA L. FELDMANN	/s/ STEPHEN R. HARDIS
Cynthia L. Feldmann Director	Stephen R. Hardis Director

/s/ JACQUELINE B. KOSECOFF	/s/ RAYMOND A. LANCASTER
Jacqueline B. Kosecoff Director	Raymond A. Lancaster Director

/s/ KEVIN M. MCMULLEN	/s/ J. B. RICHEY
Kevin M. McMullen Director	J. B. Richey Director

/s/ MOHSEN M. SOHI	/s/ LOYAL W. WILSON
Mohsen M. Sohi Director	Loyal W. Wilson Director

/s/ JOHN P. WAREHAM	/s/ MICHAEL B. WOOD
John P. Wareham Chairman of the Board	Michael B. Wood Director

/s/ LAURIE BRLAS	/s/ LES C. VINNEY
Laurie Brlas Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	Les C. Vinney President and Chief Executive Officer (Principal Executive Officer), Director